UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 11, 2007

Accredited Mortgage Loan REIT Trust

(Exact name of Registrant as specified in its charter)

Maryland	001-32276	35-2231035
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

15253 Avenue of Science, San Diego, CA 92128

(Address of principal executive offices) (Zip Code)

(858) 676-2100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the merger agreement and at LSF5 Accredited Investments, LLC’s (“Parent”) request, on October 11, 2007, James H. Berglund, Gary M. Erickson and Bowers W. Espy resigned as trustees of the Board of Trustees of the Company (the “Board of Trustees”) and the Board of Trustees appointed six representatives designated by Parent, Len W. Allen Jr., Michael D. Thomson, Marc L. Lipshy, Catharon J. Miller, Leigh Rea and Benjamin D. Velvin III as trustees of the Board of Trustees effective as of October 11, 2007. Five of the Company’s then current trustees, Jody A. Gunderson, Richard T. Pratt, DBA, Stephen E. Wall, James A. Konrath and Joseph J. Lydon, remained on the Board of Trustees at that time. Jody A. Gunderson, Richard T. Pratt, DBA, Stephen E. Wall resigned from the Board of Trustees effective at 5:00 pm Pacific Time on October 12, 2007. On October 17, 2007, Gary M. Erickson and Stephen E. Wall were re-appointed to the Board of Trustees by the trustees of the Board of Trustees. Information about the six trustees designated for appointment by Parent has been previously disclosed in the Information Statement contained in the Schedule 14D-9 which was filed by Accredited with the Securities and Exchange Commission on June 19, 2007 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Accredited Mortgage Loan REIT Trust

Date: October 17, 2007
	By:	/s/ David E. Hertzel
David E. Hertzel
General Counsel